UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 8, 2007

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2007, the Registrant entered into a Purchase Agreement (the “Agreement”) with Gobility, Inc. (“Gobility”), pursuant to which Gobility acquired the Registrant’s mobile broadband business.

The purchase price was $2.0 million, paid in the form of a convertible debenture convertible into shares of Gobility common stock.

Under the terms of the debenture, Gobility is required to raise at least $3.0 million in cash no later than August 15, 2007. If Gobility defaults on the financing obligation under the debenture, the Registrant will have the right to repurchase the mobile broadband business for nominal consideration.

The preceding description of the Agreement and the convertible debenture is only a summary and is qualified in its entirety by reference to the Agreement and the convertible debenture, which are attached to this filing as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 8, 2007, in connection with the Agreement described in Item 1.01 of this Current Report on Form 8-K, Jerry M. Sullivan, Jr. resigned from the Registrant’s Board of Directors and as President of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement, dated as of July 8, 2007, by and between Mobilepro Corp. and Gobility, Inc.

10.2	Convertible Debenture issued to Mobilepro Corp. by Gobility, Inc., made as of July 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
------------------------------------
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: July 10, 2007